Exhibit 3.1

                         SUNRISE SOFTWARE SYSTEMS, INC.

                            ARTICLES OF INCORPORATION


                                   ARTICLE ONE

The name of the corporation is Sunrise Software Systems, Inc.

                                   ARTICLE TWO

The period of its duration is perpetual.

                                  ARTICLE THREE

The purpose or purposes for which the corporation is organized are the transaction of any or all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

The aggregate number of shares which the corporation shall have authority to issue is one million shares at no par value of each.

                                  ARTICLE FIVE

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.

                                   ARTICLE SIX

The address of its initial registered office is 8080 N. Central Expwy., Ste. 400, Dallas, Texas 75206, and the name of its initial registered agent at such address is Christian S. Nielsen.

                                  ARTICLE SEVEN

The number of Directors constituting the initial Board of Directors is one, and the name and address of the person who is to serve as Director until the first annual meeting of the shareholders or until his successors are elected and qualified is:

         Christian S. Nielsen       8080 N. Central Expwy., Ste. 400
         Attorney at Law            Dallas, Texas 75206


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                                  ARTICLE EIGHT

The name and address of the incorporator is:

         Christian S. Nielsen               8080 N. Central Expwy., Ste. 400
         Attorney at Law                    Dallas, Texas 75206


IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on this the 10th day of March, 1995.

                                    /s/ Christian S. Nielsen
                                    ----------------------------------
                                    Christian S. Nielsen
                                    Incorporator

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